EXHIBIT 10.29

GUARANTY OF LEASE

          GUARANTY (this “Guaranty”) made as of this 30th day of June 2006, by SOTHEBY’S, a Delaware corporation having an address at 1334 York Avenue, New York, NY 10021 (“Guarantor”) to 1334 York Avenue L.P., a Delaware limited partnership having an address at c/o RFR Holding LLC, 400 Park Avenue, New York, NY 10022 (“Landlord”).

WITNESSETH:

          WHEREAS Sotheby’s Holdings, Inc., a Michigan corporation (the “Existing Guarantor) previously requested that Landlord enter into a lease with Sotheby’s, Inc., as tenant (“Tenant”), dated as February 6, 2003 (such lease, together with any modifications, amendments, extensions and renewals being collectively called the “Lease”), with respect to that certain parcel of real property located in the City of New York, State of New York, as is more particularly described in Schedule A attached hereto and by this reference made a part hereof, together with the buildings and other improvements then or thereafter located thereon (capitalized terms not otherwise defined herein have the meanings specified in the Lease);

          WHEREAS, Landlord refused to enter into the Lease unless the Existing Guarantor guaranteed the performance by Tenant of all of the terms, covenants, conditions, obligations and agreements contained in the Lease on the part of Tenant to be performed thereunder (collectively, the “Covenants”), subject to and in accordance with the terms of that certain Guaranty of Lease made as of February 6, 2003, by the Existing Guarantor to Landlord (the “Existing Guaranty”);

          WHEREAS, the Existing Guarantor has entered into an Agreement and Plan of Merger between the Existing Guarantor and Guarantor, a wholly-owned subsidiary of the Existing Guarantor organized under the laws of the State of Delaware, pursuant to which the Existing Guarantor will merge with and into the Guarantor, and the Guarantor will be the surviving corporation; and

          WHEREAS, Section 10 of the Existing Guarantee provides that Existing Guarantor shall not merge or consolidate with any corporation unless contemporaneously with such merger the surviving corporation executes and delivers to Landlord a guaranty of the Lease together with reasonably satisfactory evidence of the due authorization, execution, delivery, validly and binding effect thereof.

          NOW, THEREFORE, Guarantor agrees with Landlord as follows:

          1. Guarantor unconditionally guaranties to Landlord the prompt payment when due of the rent, additional rent and other charges payable under the Lease and full and faithful performance and observance of any and all Covenants (including, without limitation, the indemnity contained in Section 11 of the Lease); and Guarantor unconditionally covenants to Landlord that if default or breach shall at any time be made by Tenant in the Covenants to pay rent and additional rent or any other charges payable under the Lease or in the performance of any of the other Covenants, and notice of any such default or breach shall have been given by Landlord to Tenant and Tenant shall not have cured such default or breach within the grace period, if any, provided for in the Lease, Guarantor shall well and truly perform the Covenants, and pay said rent, additional rent or other charges or arrears thereof that may remain due thereon to Landlord, and also all damages that may arise in consequence of the non-performance of the Covenants, or any of them, or as the result of the breach of any of the conditions of limitation set forth in Section 19 of the Lease, including, without limitation, all damages stipulated in Section 19(b) of the Lease; provided, however, that Guarantor shall not have any liability in connection with this Guaranty or the Lease for any consequential or indirect damages (except to the extent that Tenant incurs liability for such consequential or indirect damages pursuant to Section 21(b) of the Lease). Guarantor shall pay to Landlord on demand (or if Guarantor is not an Affiliate of Tenant, within ten (10) days after written notice to Guarantor) all expenses (including, without limitation, Landlord’s reasonable out-of-pocket attorneys’ fees and disbursements) of, or incidental to, or relating to the enforcement or protection of Landlord’s rights hereunder or under the Lease.

          2. The liability of Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including, without limitation:

                    (a) any amendment, modification or extension of the Lease or any Covenant;

                    (b) any extension of time for performance, whether in whole or in part, of any Covenant given prior to or after default thereunder;

                    (c) any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease;

                    (d) any other guaranty now or hereafter executed by Guarantor or anyone else;

                    (e) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any covenant, claim, cause of action, right or remedy which Landlord may, at any time, have under the Lease or with respect to any Guarantee or any security which may be held by Landlord at any time for or under the Lease or with respect to Tenant;

                    (f) any act or thing or omission or delay to do any act or thing which may in any manner or to any extent vary the risk of Guarantor or which would otherwise operate as a discharge of Guarantor as a matter of law;

                    (g) the release of any other guarantor from liability for the performance or observance of any Covenant, whether by operation of law or otherwise;

                    (h) Landlord’s consent to any assignment or subletting or the assignment or successive assignments of the Lease by Tenant, or any subletting of the premises demised under the Lease by Tenant;

                    (i) the failure to give Guarantor any notice whatsoever;

                    (j) any right, power or privilege that Landlord may now or hereafter have against any person, entity or collateral;

                    (k) any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Tenant’s interest in the Lease, including, without limitation, any assumption of the Lease by Guarantor pursuant to Section 6 hereof or the occurrence of any such assignment, conveyance, mortgage, merger or other voluntary or involuntary transfer which results in Guarantor becoming the tenant under the Lease; or

                    (l) any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or part of the interest or rights of Landlord under the Lease.

                    If any agreement between Landlord and Tenant shall extend the time of performance or modify any of the Covenants, Guarantor shall continue to be liable upon this Guaranty according to the tenor of any such agreement. Notwithstanding the foregoing, to the extent that Guarantor is not an Affiliate of Tenant, Guarantor shall not be bound to the extent any amendment, modification, extension or waiver with respect to an unaffiliated Tenant increases Guarantor’s obligations hereunder; provided, that the exercise by any such unaffiliated Tenant of any Extension Option under the Lease shall not be deemed to be an amendment, modification, extension or waiver thereof.

          3. To charge Guarantor under this Guaranty no demand shall be required, Guarantor hereby expressly waiving any such demand; provided, however, that to the extent that Guarantor is not an Affiliate of Tenant (pursuant to any assignment of Tenant’s interest in the Lease made in accordance with the provisions set forth in Sections 17(d),(j),(k),(m), and (s) of the Lease, any charge to Guarantor under this Guaranty may be made by Landlord upon ten (10) days prior written notice. Landlord shall have the right to enforce this Guaranty without pursuing any right or remedy of Landlord against Tenant or any other party, or any security Landlord may hold, it being intended that if there occurs any breach or default by Tenant in the performance or observance of any Covenant and notice of any such default or breach shall have been given by Landlord to Tenant and Tenant shall have failed to cure such default or breach within the grace period, if any, provided for in the Lease, or upon the occurrence of any condition of limitation in the Lease, Guarantor shall be obligated to Landlord as provided in this

Guaranty. Landlord may commence any action or proceeding based upon this Guaranty directly against Guarantor without making Tenant or anyone else a party defendant in such action or proceeding. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Tenant and/or any other party or in separate actions, as often as Landlord, in its sole discretion, may deem advisable.

          4. This Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of Landlord or by any party to whom Landlord’s interest in the Lease or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guaranty reference is made to either Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.

          5. Guarantor hereby expressly waives and releases (a) notice of the acceptance of this Guaranty and notice of any change in Tenant’s financial condition; (b) the right to interpose any substantive or procedural defense of the law of guarantee, indemnification or suretyship, except the defense of prior payment or prior performance by Tenant (of the obligations which Guarantor is called upon to pay or perform under this Guaranty) or any other defense that is available and that Tenant is entitled to assert under the Lease); (c) all rights and remedies accorded by applicable law to guarantors or sureties, including without limitation, any extension of time conferred by any law now or hereafter in effect; (d) the right to trial by jury, in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to this Guaranty or the interpretation, breach or enforcement thereof; (e) the right to interpose any defense (except as allowed under (b) above), set off or counterclaim of any nature or description in any action or proceeding; and (f) any right or claim of right to cause a marshalling of Tenant’s assets or to cause Landlord to proceed against Tenant and/or any collateral held by Landlord at any time or in any particular order.

          6. Without limiting Guarantor’s obligations elsewhere under this Guaranty, if Tenant, or Tenant’s trustee, receiver or other officer with similar powers with respect to Tenant, rejects, disaffirms or otherwise terminates the Lease pursuant to any bankruptcy, insolvency, reorganization, moratorium or any other law affecting creditors’ rights generally, Guarantor shall automatically be deemed to have assumed, from and after the date such rejection, disaffirmance or other termination of the Lease is deemed effective, all obligations and liabilities of Tenant under the Lease to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and the Lease had never been so rejected, disaffirmed or otherwise terminated. Guarantor, upon such assumption, shall be obligated to perform and observe all of the Covenants whether theretofore accrued or thereafter accruing and Guarantor shall be subject to any rights or remedies of Landlord which may have theretofore accrued or which may thereafter accrue against Tenant on account of any default under the Lease, notwithstanding that such defaults existed prior to the date Guarantor was deemed to have automatically assumed the Lease or that such rights or remedies are unenforceable against Tenant by reason of such rejection, dissaffirmance or other termination. Guarantor shall confirm such assumption in writing at the request of Landlord upon or after such rejection, dissaffirmance or other termination, but the failure to do so shall not affect such assumption. Guarantor, upon the assumption of the Lease, shall have all of the rights of Tenant under the Lease (to the extent permitted by law). Neither Guarantor’s obligation to make payment in accordance with this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

          7.       (a) This Guaranty and all rights, obligations and liabilities arising hereunder shall be construed according to the laws of the State of New York. Guarantor hereby irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of (i) the United States Courts for the Southern District of New York, or the courts of the State of New York, in any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that all claims against it in respect of such action or proceeding against Guarantor may be heard and determined in such courts. Guarantor hereby appoints Sotheby’s, Inc. as its attorney-in-fact and agent in its name, place and stead to accept service of legal process in any such action or proceeding in any court described above, and consents that service of legal process in any such action or proceeding may be made upon it by service upon Sotheby’s, Inc. To the extent permitted by applicable law, Guarantor agrees that a final judgment obtained in any court described above in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                    (b) Nothing in this Section 7 shall affect the right of Landlord to serve legal process in any other manner permitted by law. Guarantor hereby consents that service of process by registered or certified mail, return receipt requested, addressed to Guarantor at the address hereinabove set forth will be sufficient.

                    (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any such court referred to in clause (a)(i) or (a)(ii) above or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, to the extent permitted by applicable law, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

                    (d) Guarantor hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that Guarantor may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred to in clauses (a)(i) and (a)(ii) above.

          8. Guarantor hereby waives any and all rights of subrogation (if any) which it may have against Tenant as a result of actions taken or amounts paid in connection with or relating to this Guaranty or to the Lease until all of Guarantor’s obligations hereunder are satisfied or Guarantor is released pursuant to Section 16 below.

          9. Guarantor represents and warrants to Landlord that as of the date hereof:

                    (a) Guarantor has full power, authority and legal right to execute, deliver, perform and observe this Guaranty, including, without limitation, the payment of all moneys hereunder.

                    (b) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action.

                    (c) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally, to moratorium laws from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          10. Guarantor shall not merge or consolidate with any corporation or sell all or substantially all of its assets unless either (a) Guarantor shall be the surviving corporation or (b) contemporaneously with such merger or consolidation or sale, the surviving or purchasing corporation executes and delivers to Landlord a guaranty of the Lease, substantially in the form and substance of this Guaranty, together with reasonably satisfactory evidence of the due authorization, execution, delivery, validity and binding effect thereof, but whether or not such execution and delivery shall take place the surviving or purchasing corporation shall be bound by this Guaranty as if it had so executed and delivered such guaranty.

          11. If Landlord shall be obligated by reason of any bankruptcy, insolvency or other legal proceeding to pay or repay to Tenant or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid by Tenant or Guarantor pursuant to the Lease or this Guaranty, Guarantor shall reimburse Landlord for any such payment or repayment and this Guaranty shall extend to the extent of such payment or repayment made by Landlord, except to the extent, if any, that such payment or repayment is prohibited by law or that such payment or repayment constitutes merely a reimbursement of any overpayment. Landlord shall not be required to litigate or otherwise dispute its obligation or make such payment or repayment if in good faith and on written advice of counsel Landlord believes that such obligation exists.

          12. Landlord and Guarantor shall each, at any time and from time to time, within ten (10) business days following request by the other, execute, acknowledge and deliver to the other a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the best of the certifying party’s knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

          13. All remedies afforded to Landlord by reason of this Guaranty or the Lease, or otherwise available at law or in equity, are separate and cumulative remedies and no one remedy, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.

          14. If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.

          15. Any notice hereunder shall be in writing and personally delivered or sent by certified or registered mail, return receipt requested to Landlord or Guarantor at their respective addresses hereinabove set forth or such other address designated by Landlord or Guarantor by ten (10) days prior notice. Any notice hereunder to be delivered to Guarantor by Landlord shall also delivered to Tenant concurrently at the following address (or such other address designated by Tenant by ten (10) days prior notice):

Sotheby’s, Inc.
1334 York Avenue
New York, New York 10021
Attention: General Counsel

Any notice shall be deemed given as of the date of delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing; and in the event of failure to deliver by reason of changed address of which no notice is given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or return receipt as aforesaid.

          16. Notwithstanding anything in this Guaranty to the contrary, Guarantor shall be released from its obligations hereunder (a) upon the satisfaction of all of the conditions set forth in Sections17(n)(2) or 17(n)(3) of the Lease, as the case may be, and (b) only to the extent such obligations accrue on or after the date of such release.

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

SOTHEBY’S, a Delaware corporation

By:	/s/ William F. Ruprecht

Name: William F. Ruprecht
Title: President and Chief Executive Officer